                                                                  Exhibit (j)(4)
Ropes & Gray
One International Place
Boston, MA 02110-2624

July 29, 2005

The Galaxy Fund
P. O. Box 8081
Boston, MA  02266-8081

Ladies and Gentlemen:

We hereby consent to the references to us under the caption "Counsel" in the Statement of Additional Information that relates to your Massachusetts Municipal Money Market Fund, which are included in Post-Effective Amendment No. 68 to your Registration Statement on Form N-1A (File No. 33-4806), which you have informed us is to be filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Ropes & Gray LLP
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Ropes & Gray LLP